                                                                    EXHIBIT 10.3

                            DISTRIBUTION AGREEMENT

     This Distribution Agreement ("Agreement") is made on August 1, 1995 between Millcap Publishing Group ("Producer") and Sundance Associates, Inc. ("Distributor").

     WHEREAS, Producer is in the business of producing high quality adult entertainment (hereinafter the "Products") under the trademark names Private, Triple X, Pirate, and others which are distributed in all forms of media throughout the world;

     WHEREAS, Distributor is in the business of distributing the Products in North America;

     WHEREAS, Distributor and Producer desire to enter into an exclusive arrangement under which Distributor will distribute and exploit Producer's Products, name, and good will throughout North America in all forms of media and otherwise.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, and the parties agree as follows:

A.   RIGHTS GRANTED.
     --------------

     Producer hereby grants, sells, sets over, and assigns to Distributor, throughout the United States and Mexico (the "Territory"), the sole and exclusive right under copyright during the Term to distribute, market, and exploit all rights to the existing Products, except laser discs.

     The term of this Agreement shall be one (1) year, commencing as of August 1, 1995. This Agreement shall be renewed automatically for additional one year terms unless terminated in writing by either party at least ninety (90) days prior to the expiration of the term.

B.   CONSIDERATION.
     -------------

     In consideration for the rights set forth herein, Distributor agrees to pay Producer certain sums as set forth in Schedule A attached hereto and expressly made a part of this Agreement by this reference.

C.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

     1. Producer represents and warrants that it has the power to enter into and perform this Agreement and that this Agreement's execution has been duly authorized by all necessary corporate action. Further, that it has the power to grant the rights set forth in this Distribution Agreement.

     2. This Agreement constitutes a valid and binding obligation on each party, enforceable in accordance with its terms.
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     3.  No suit, action, arbitration, or legal administrative or other proceeding or governmental investigation is pending or threatened against or effecting the parties, their business or properties, their financial or other condition or the transactions contemplated under this Agreement.

D.   MISCELLANEOUS PROVISIONS.
     ------------------------

     1. This agreement and all exhibits and schedules referred to in this Agreement constitutes the final, complete and exclusive statement of the terms of the Agreement and supercede all prior and contemporaneous understandings or agreements of the parties. No. Party had been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Agreement.

     2. The parties intend that this Agreement shall survive the sale, license, lease, transfer or assignment of all or part of Producer's interest in the Products.

AGREED AND ACCEPTED BY:

                                    "Producer"

                                    MILLCAP PUBLISHING GROUP


                                    By:_______________________
                                    Its:______________________




                                    "Distributor"

                                    SUNDANCE ASSOCIATES, INC.


                                    By:_______________________
                                    Its:______________________
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                                  SCHEDULE A

A.   PRIVATE AND PIRATE MAGAZINES (NORTH AMERICA)
     --------------------------------------------

     Price per issue:
     1 - 17,000      =   $4.50 per copy.
     17,001 and up   =   $4.00 per copy.

B.   TRIPLEX MAGAZINE, BEST OF PRIVATE, AND OTHER COMPILATIONS,
     ----------------------------------------------------------
     ANNIVERSARY ISSUES, ETC. (NORTH AMERICA)
     ----------------------------------------

     50% of Gross profit. Gross Profit is defined as Sales Price less cost of printing and negative film.

C.   PRIVATE VIDEO MAGAZINE, PRIVATE FILM AND
     ----------------------------------------
     TRIPLEX X VIDEO (USA)
     -----------------------

     1 -1500         =   flat cost of $6,900, including master and box art.
     1501 - 3000     =   Royalty of $4.00 per video copy sold.
     3001 and up     =   Royalty of $5.00 per video copy sold.

D.   SOFT VIDEOS/CABLE VERSION (NORTH AMERICA)
     -----------------------------------------

     To be decided.

E.   DIGITAL MEDIA (INCLUDING CD-ROM AND LASER DISCS)
     ------------------------------------------------

     To be decided.

F.   PRIVATE VIDEO MAGAZINE, PRIVATE FILM
     ------------------------------------
     AND TRIPLE X VIDEO (MEXICO)
     ---------------------------

     1 -1500         =   flat cost of $3,000, excluding Master and box art.
     1501 - 3000     =   Royalty of  $________, per video copy sold [TO BE
                                     NEGOTIATED]
     3001 and up     =   Royalty of  $________, per video copy sold [TO BE
                                     NEGOTIATED]

G.   ADDITIONAL MEDIA, INCLUDING REPLACEMENT TITLES, NEW VIDEO
     ----------------------------------------------------------
     TITLES, MAGAZINE TITLES, AND OTHER NEW FORMATS AS DEVELOPED
     -----------------------------------------------------------

     To be negotiated in good faith.

H.   MERCHANDISING RIGHTS
     --------------------

     To be discussed for each product.